Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-199864) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended by the First Amendment;

2.	Registration Statement (Form S-8 No. 333-153103) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan or any combination of the foregoing;

3.	Registration Statement (Form S-8 No. 333-209838) pertaining to the LSB Industries, Inc. 2008 Incentive Plan, as amended;

4.	Registration Statement (Form S-8 No. 333-212281) pertaining to the LSB Industries, Inc. 2016 Long Term Incentive Plan; and

5.	Registration Statement (Form S-1 No. 333-212503) of LSB Industries, Inc., as amended of our reports dated February 26, 2018, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. and the effectiveness of internal control over financial reporting of LSB Industries, Inc., included in this Annual Report (Form 10-K) of LSB Industries, Inc. for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

February 26, 2018